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                                                                   EXHIBIT 23.1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To the Board of Directors and Stockholders of Fulcrum Direct, Inc.:

As independent public accountants, we hereby consent to the use of our report dated February 28, 1997 and to all references to our Firm included in or made a part of this registration statement.


                                                ARTHUR ANDERSEN LLP


Albuquerque, New Mexico
March 6, 1997